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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  __________


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               CATALYTICA, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)



              Delaware                                    94-2262240
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)


                              430 Ferguson Drive
                           Mountain View, CA  94043
              (Address of principal executive offices) (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                      Name of each exchange on which
    to be so registered                      each class is to be registered
    -------------------                      ------------------------------

             None                                            None

Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock Purchase Warrants
                        ------------------------------
                               (Title of Class)
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Item 1.   Description of Securities to be Registered.
          ------------------------------------------

          Incorporation by reference to the section entitled "The Warrant Issuance--The Warrants" contained in Registrant's Registration Statement on Form S-3 filed with the Commission on July 31, 1997 (the "S-3 Registration Statement").

Item 2.   Exhibits
          --------

          The following exhibits are filed as part of this registration statement:

          3.1 Fourth Amended and Restated Certificate of Incorporation of Registrant.

          3.2**     Bylaws of Registrant.

          4.1**     Form of Registrant's Common Stock certificate.

          4.2*      Form of Registrant's Common Stock Purchase Warrant.

          4.3* Form of Warrant Agreement between the Registrant and Chase Mellon Shareholder Services, LLC.

----------------------

* Incorporated by reference to the Exhibits of the same number to the S-3 Registration Statement.

** Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration Statement No. 33-55696).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               Catalytica, Inc.


Date: July 30, 1997
                               By:/s/ Lawrence W. Briscoe
                                  ----------------------------------------------
                                  Lawrence W. Briscoe, Vice President, Finance
                                  and Administration and Chief Financial Officer



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